Exhibit 99.01

NEWS

VERITAS Software Corporation
350 Ellis Street
Mountain View, CA 94043
(650) 527-8000

For Immediate Release

VERITAS Software Reports First Quarter Results

Revenue of $559 Million, 15% Growth Year-Over-Year

MOUNTAIN VIEW, Calif. – May 3, 2005 — VERITAS Software Corporation (NASDAQ: VRTS) today announced financial results for the quarter ended March 31, 2005. Revenue was $559 million, compared to revenue of $486 million for the same period a year ago, representing 15 percent growth year over year.

GAAP net income for the quarter ended March 31, 2005 was $105 million, or $0.24 per diluted share, compared to GAAP net income of $100 million, or $0.22 per diluted share, for the same period a year ago. Included in GAAP net income were non-cash charges of $8.5 million, net of taxes, for the quarter ended March 31, 2005 related to amortization of intangibles, stock-based compensation and gains on strategic investments. Net income for the quarter ended March 31, 2005 also included approximately $12 million of expenses related to our pending merger with Symantec Corporation. For the quarter ended March 31, 2004, GAAP net income included $2.2 million, net of taxes, related to amortization of intangibles, in-process research and development, stock-based compensation and gains on strategic investments.

“Our results this quarter demonstrate the overall strength of our business, a continuation of the momentum we built exiting the fourth quarter and our customers’ confidence with our strategic direction,” said Gary Bloom, chairman, president and CEO, VERITAS Software. “License revenue was up seven percent and service revenue was up 29 percent year-over-year, driven by strength in our EMEA and Asia Pacific/Japan regions, which were up 48 percent and 28 percent, respectively.”

VERITAS Software Reports First Quarter Results

“During the quarter, we generated a record $257 million in cash from operating activities and we exited the quarter with $2.4 billion in cash and short-term investments, after retiring $381 million of debt during the quarter,” said Ed Gillis, executive vice president and chief financial officer, VERITAS Software.

“With the combination of our strong performance in Q1, the normal seasonality of the second quarter and the ongoing activities related to the pending merger with Symantec, we are being cautious with our outlook for the June quarter,” said Bloom. “As a result, our revenue expectations for the quarter ending June 30, 2005 are in the range of $500 to $540 million, and diluted earnings per share are in the range of $0.15 to $0.20 on a GAAP basis. In addition for calendar year 2005 we continue to expect an annual revenue growth rate of approximately 11% to 12%.”

The expectations for GAAP diluted earnings per share for the June quarter include the impact of certain expenses related to the company’s planned merger with Symantec, which are estimated to be approximately $15 million.

The company will hold a conference call today at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, to review the results and business outlook. The conference call will be available to all investors. The telephone dial-in number for listen-only access to the live call is (719) 457-2692, passcode: 4554106. A live webcast will also be available at www.veritas.com, Investor section. In addition, a replay will be available via audio webcast at www.veritas.com, Investor section, or via telephone at (719) 457-0820, replay code: 4554106 beginning on Tuesday, May 3rd at 4:00 p.m. Pacific Time until July 2005.

About VERITAS Software
VERITAS Software, one of the 10 largest software companies in the world, is a leading provider of software and services to enable utility computing. In a utility computing model, IT resources are aligned with business needs, and business applications are delivered with optimal performance and availability on top of shared computing infrastructure, minimizing hardware and labor costs. With 2004 revenue of $2.04 billion, VERITAS delivers products and services for data protection, storage & server management, high availability and application performance management that are used by 99 percent of the Fortune 500. More information about VERITAS Software can be found at www.veritas.com.

Safe Harbor Statement
This press release may include estimates and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements relating to projections of future revenue and earnings per share. These forward-looking statements involve a number of risks and uncertainties, including the risk that we will not gain market acceptance of our products and services; the risk that we will be unable to maintain the quality of our end-user customer and partnering relationships; the risk that our customers will reduce or defer purchases

VERITAS Software Reports First Quarter Results

of our products and services due to economic or industry conditions, the impact of regulatory requirements or our pending merger with Symantec; the risk that we will not manage our business effectively; and the risk that our business may be negatively affected as a result of our pending merger with Symantec, that could cause the actual results we achieve to differ materially from such forward-looking statements. For more information regarding potential risks, see the “Factors That May Affect Future Results” section of our most recent report on Form 10-K for the year ended December 31, 2004 on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Additional Information and Where to Find It

Symantec Corporation has filed a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus in connection with the proposed merger transaction involving Symantec and VERITAS. Investors and security holders are urged to read this filing (as well as the definitive joint proxy statement/prospectus when it becomes available) because it contains important information about the proposed merger. Investors and security holders may obtain free copies of this filing and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of documents filed with the SEC by Symantec by contacting Symantec Investor Relations at 408-517-8239. Investors and security holders may obtain free copies of the documents filed with the SEC by VERITAS by contacting VERITAS Investor Relations at 650-527-4523.

Symantec, VERITAS and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Symantec and VERITAS in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the proposed merger transaction is included in the joint proxy statement/prospectus of Symantec and VERITAS described above. Additional information regarding the directors and executive officers of Symantec is also included in Symantec’s proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 30, 2004. Additional information regarding the directors and executive officers of VERITAS is also included in VERITAS’ annual report on Form 10-K for the year ended December 31, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Symantec and VERITAS as described above.

Copyright © 2004 VERITAS Software Corporation. All rights reserved. VERITAS, the VERITAS Logo and all other VERITAS product names and slogans are trademarks or registered trademarks of VERITAS Software Corporation. VERITAS and the VERITAS Logo Reg. U.S. Pat. & Tm. Off. Other product names and/or slogans mentioned herein may be trademarks or registered trademarks of their respective companies.

# # #

Press Contact:
Andrew McCarthy, VERITAS Software
(650) 527-3183, andrew.mccarthy@veritas.com

Investor Contact:
Tim Harvey, VERITAS Software
(650) 527-4523, tim.harvey@veritas.com.

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2005	2004
	(Unaudited)
Net revenue:
User license fees	$323,242	$302,409
Services	236,016	183,338

Total net revenue	559,258	485,747

Cost of revenue:
User license fees	8,612	9,519
Services (1)	79,045	65,843
Amortization of developed technology	7,424	3,824

Total cost of revenue	95,081	79,186

Gross profit	464,177	406,561

Operating expenses:
Selling and marketing (1)	165,652	143,038
Research and development (1)	97,510	79,924
General and administrative (1)	57,907	47,749
Amortization of other intangibles	2,430	2,394
In-process research and development	—	400

Total operating expenses	323,499	273,505

Income from operations	140,678	133,056
Interest and other income, net	15,532	11,326
Interest expense	(5,198)	(5,702)
Gain on strategic investments	732	7,496

Income before income taxes	151,744	146,176
Provision for income taxes	47,042	46,128

Net income	$104,702	$100,048

Net income per share:
Basic	$0.25	$0.23

Diluted	$0.24	$0.22

Number of shares used in computing per share amounts – basic	425,809	430,714

Number of shares used in computing per share amounts – diluted	433,119	444,921

(1) Amortization of stock-based compensation consists of:
Services	$401	$237
Selling and marketing	1,396	2,881
Research and development	1,331	1,222
General and administrative	60	744

Total amortization of stock-based compensation	$3,188	$5,084

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$633,721	$700,108
Short-term investments	1,788,000	1,853,092
Accounts receivable, net	259,794	393,897
Other current assets	97,189	103,917
Deferred income taxes	44,151	44,311

Total current assets	2,822,855	3,095,325

Property and equipment, net	575,258	585,243
Other intangibles, net	139,640	153,373
Goodwill, net	1,949,639	1,953,432
Other non-current assets	22,619	24,375
Deferred income taxes	76,791	76,811

	$5,586,802	$5,888,559

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,270	$38,440
Accrued compensation and benefits	114,836	152,443
Accrued acquisition and restructuring costs	16,704	18,203
Other accrued liabilities	81,121	102,118
Current portion of long-term debt	—	380,630
Income taxes payable	164,306	126,873
Deferred revenue	547,063	547,853

Total current liabilities	951,300	1,366,560
Convertible subordinated notes	520,000	520,000
Accrued acquisition and restructuring costs	44,387	47,877
Other long-term liabilities	27,269	30,431

Total liabilities	1,542,956	1,964,868

Stockholders’ equity	4,043,846	3,923,691

	$5,586,802	$5,888,559

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2005	2004
	(Unaudited)
Cash flows from operating activities:
Net income	$104,702	$100,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,075	30,075
Amortization of developed technology	7,424	3,824
Amortization of other intangibles	2,430	2,394
In-process research and development	—	400
Provision for (recovery of) allowance for doubtful accounts	(454)	518
Stock-based compensation	3,188	5,084
Tax benefits from stock plans	5,263	6,816
Gain on strategic investments	(732)	(7,496)
Loss on sale and disposal of assets	—	1,083
Deferred income taxes	12	(8,320)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	128,332	93,328
Other assets	7,857	(8,236)
Accounts payable	(10,955)	(9,252)
Accrued compensation and benefits	(36,169)	(36,641)
Accrued acquisition and restructuring costs	(4,461)	(7,479)
Other liabilities	(23,447)	(14,696)
Income taxes payable	37,546	39,959
Deferred revenue	6,249	25,652

Net cash provided by operating activities	256,860	217,061

Cash flows from investing activities:
Purchases of investments	(360,110)	(962,140)
Sales and maturities of investments	414,214	598,515
Purchases of property and equipment	(19,054)	(28,081)
Purchases of businesses and technology, net of cash acquired	(528)	(60,449)

Net cash provided by (used for) investing activities	34,522	(452,155)

Cash flows from financing activities:
Repayment of long-term debt	(380,630)	—
Proceeds from issuance of common stock	39,485	43,353

Net cash (used for) provided by financing activities	(341,145)	43,353

Effect of exchange rate changes on cash and cash equivalents	(16,624)	(3,036)

Net decrease in cash and cash equivalents	(66,387)	(194,777)
Cash and cash equivalents at beginning of period	700,108	823,171

Cash and cash equivalents at end of period	$633,721	$628,394